Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies’ PB3 PowerBuoy® Achieves Key Milestone,
Generating Over One Megawatt-Hour of Cumulative Energy

Eni’s MaREnergy Project Confirms Power Generation and AUV Charging Capabilities of OPT’s PB3 PowerBuoy®

Monroe Township, N.J., May 13, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), (OPT, or the Company) a leader in innovative and cost-effective ocean energy solutions, announced today that the Company’s PB3 PowerBuoy® deployed in the Adriatic Sea has produced more than one MegaWatt-hour (MWh) cumulative energy to date. The PowerBuoy® has been deployed for six months, operating continuously and error-free while being controlled remotely from OPT’s NJ facility.

George H. Kirby, OPT’s President and Chief Executive Officer said, “We are excited to announce this major power generation milestone for our PB3 PowerBuoy® deployed in the Adriatic Sea. Since the contract began in March of last year, OPT and Eni have been collaborating as a part of the Clean Sea initiative, and have achieved several important milestones with the PowerBuoy®.”

“The PowerBuoy® has been extremely reliable and demonstrated flexibility across a variety of applications. This ongoing successful project with Eni makes it clear that the PB3 PowerBuoy® is a valuable tool for a broad range of offshore Oil & Gas exploration and production operations, including charging of underwater unmanned vehicles, well monitoring, asset inspection, and decommissioning applications, and this project could lead to many new opportunities for our company going forward,” concluded Mr. Kirby.

OPT’s PowerBuoy® is a key part of Eni’s MaREnergy project to demonstrate the suitability of wave-energy renewable technologies in the oil & gas industry. The PowerBuoy® has been deployed in the Adriatic Sea off the coast of Italy since November 2018.

The PowerBuoy® was selected by Eni’s integrated subsea technology systems team to develop applications for remotely controlled field operations powered by wave energy, including environmental monitoring and offshore asset inspection with autonomous underwater vehicles (AUV). OPT’s PowerBuoy® has demonstrated AUV charging capabilities during the recent trials with Eni, successfully sending power and communications to a subsea payload throughout the test period. The PowerBuoy® is being tested as a standalone charging station and communications platform to enable the long-term remote operation of AUVs, also known as “Residential AUV’s.”

OPT’s PB3 PowerBuoy® is a reliable power production and communication platform for remote offshore applications such as autonomous vehicle charging, meteorological and ocean data collection, subsea equipment powering, and well monitoring for offshore oil and gas operations. The PB3 PowerBuoy® offers support for a suite of mission critical payloads, while extending the range of operation of users, as well as lowering operational costs and allowing for real-time data transfer and decision making.

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About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

About Eni SpA

Eni is an integrated energy company employing more than 33,000 people in 73 countries in the world. Eni engages in oil and natural gas exploration, field development and production, as well as in the supply, trading and shipping of natural gas, LNG, electricity and fuels and has consistently ranked among the top 100 on the Fortune Global 500 list of the world’s largest companies by revenue.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Business Development Contact:

Paul Watson

Director, Europe

Email: pwatson@oceanpowertech.com

Phone: 609-730-0400

Ocean Power Technologies, Inc.